SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): July 1, 1997
                        Commission File Number: 0-25386


                               FX ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                    87-0504461
      -----------------------------       ------------------
     (State or other jurisdiction of      (IRS Employer
      incorporation or organization)      Identification No.)



           3006 HIGHLAND DRIVE
                SUITE 206
           SALT LAKE CITY, UTAH             84106
     -------------------------------      ------------
     (Address of Principal Executive      (Zip Code)
       Offices)

                                       1
              Registrant's Telephone Number, including Area Code:
                               (801) 486-5555




                                    N/A
     (Former name, former address, and formal fiscal year, if changed since last report)




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                             ITEM 5.  OTHER EVENTS
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      FX Energy, Inc. (the "Company") announced on July 1, 1997, that a drilling contract was signed with Wolomin Drilling Company to drill the Gladysze #1-A well on the Company's Baltic Concession in Poland. Permits have been approved and site preparation is underway. The Company anticipates drilling operations will begin by July 15, 1997. FX Energy will operate the well through its Polish subsidiary, Warmia Petroleum Company Sp. z o.o., and Parker Drilling Company will act as an advisor.

      The well is planned to test a Middle Cambrian sandstone at a depth of approximately 8,400 feet. Drilling time is expected to be 55 to 60 days, followed by testing of two to four weeks. The well is the Company's second well drilled on its 2.4 million acre Baltic Concession. The first well, the Orneta #1, was drilled earlier this year on a structure approximately 15 miles east of Gladysze and was plugged and abandoned in April.

      RWE-DEA the Company's 50% partner in the Orneta #1 well, did not elect to participate in the Gladysze #1-A well and therefore forfeits its right to earn a 50% interest in the Baltic Concession.

      The Company also announced that at its annual meeting of shareholders held on June 24, 1997, Andrew W. Pierce, Jerzy B. Maciolek, and J.W. Decker were reelected as directors for a three-year term. In addition, all of the Company's proposals, including modernizing its articles of incorporation and measures to preserve shareholder value, were approved.

      FX Energy produces oil from fields in Montana and Nevada and explores for oil and gas in the western United States and Poland.


      For a discussion of the contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 1996 annual report on Form 10-KSB and other SEC reports.


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                                   SIGNATURES
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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 8, 1997               FX ENERGY, INC.


                                   By:/s/ Scott J. Duncan, Vice President


































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